Exhibit 10.1

November 14, 2011

Laura A. Brege

c/o Onyx Pharmaceuticals, Inc.

249 E. Grand Ave.

South San Francisco, CA 94080

Re:	Retirement and Consulting Agreement

Dear Laura:

As discussed, this letter sets forth the terms of the retirement and consulting agreement (the “Agreement”) between you and Onyx Pharmaceuticals, Inc. (“Onyx” or the “Company”).

1. Retirement Date; Transition Employment Terms.

(a) Retirement Date. You will resign from your employment with the Company, effective as of December 31, 2011 (the “Retirement Date”). As of the Retirement Date, you will no longer hold the position of Executive Vice President, Corporate Affairs, your employment with the Company will end, and you will hold no other position with the Company or any of its subsidiary entities, except for the post-employment consulting role with the Company as provided under Section 4 of this Agreement. The Company agrees that you will return to the office during the week of January 2, 2012 (on a date to be scheduled in advance), for the purpose of returning all Company property (as provided under Section 7 hereof) and retrieving any remaining personal property, and you will have continued access to your Onyx email through January 6, 2012 (subject to your continued compliance with the Company’s email policies) for the purposes of an orderly transition of your Company information and documents to other Company personnel.

(b) Transition Employment Terms. Until the Retirement Date (the “Transition Employment Period”), your at-will employment will continue; you will be expected to fulfill your regular work duties and work your regular work schedule, including transitioning your workload and projects to other Company personnel by the Retirement Date; you will continue to be paid your current base salary, and you will continue to participate in the employee benefit plans in which you are currently enrolled (subject to the terms and conditions of the benefit plans); and you are expected to continue to comply with your contractual and fiduciary obligations to the Company, including but not limited to full compliance with the Company’s policies and procedures.

(c) 2011 Bonus. You will remain eligible for consideration of an annual bonus for 2011 under the Company’s annual bonus program, with any bonus amount to be determined by the Compensation Committee of the Company’s Board of Directors consistent with the treatment of other eligible executives and to be paid on the regular annual bonus payment date, notwithstanding that you will not be a current employee of the Company as of the regular bonus payment date.

2. Final Accrued Salary and Vacation. On the Retirement Date, the Company will pay you all accrued base salary earned through the Retirement Date, and all accrued and unused vacation earned through the Retirement Date (if any), subject to standard payroll deductions and withholdings. You are entitled to these payments by law and will receive them regardless of whether or not you sign this Agreement.

3. Severance Benefits. You acknowledge and agree that your anticipated resignation and retirement will not qualify as a “Covered Termination” under the terms of either the Company’s Executive Severance Benefit Plan effective as of December 3, 2008 or the Executive Change in Control Severance Benefits Agreement (the “Change in Control Agreement”) between you and the Company dated September 29, 2008 (regardless of whether the Company undergoes a “Change in Control” (as defined in the Change in Control Agreement) on or prior to the Retirement Date), and that you are not entitled to any severance benefits under the aforementioned Plan or Agreement, or under any other severance program or agreement with the Company. Although the Company is not otherwise obligated to provide any severance benefits due to your resignation, if: (i) you timely enter into this Agreement, you comply fully with your obligations hereunder, and you allow the releases contained herein to become effective, (ii) you resign your membership on any boards of directors of any of the Company’s subsidiary entities effective no later than the Retirement Date, (iii) your resignation from the Company constitutes a “separation from service” (as defined under United States Treasury Regulation Section 1.409A-1(h), a “Separation from Service”), and (iv) on or within twenty-one (21) days after the Separation from Service date you sign, date, and return to the Company the Retirement Date Release attached hereto as Exhibit A (and you do not subsequently revoke it), the Company will provide you with the following as your sole severance benefits (the “Severance Benefits”):

(a) Executive Transition Services. The Company will pay the costs, in an aggregate amount of up to $35,000, for you to obtain executive transition support services from a professional outplacement services provider during 2012. The outplacement services provider either will be selected by the Company, or selected by you and approved in advance by the Company.

(b) Severance Payment. You will receive a lump cash severance payment in an amount equal to twelve (12) months’ of your final base salary, subject to required payroll deductions and tax withholdings (the “Severance Payment”). The Severance Payment will be paid on the thirtieth (30th) day following the Separation from Service date (or if such thirtieth (30th) day is not a regular business day, on the next regular business day thereafter).

(c) Health Insurance and Company-Paid COBRA Premiums.

(i) COBRA Eligibility. To the extent provided by the federal COBRA law or, if applicable, state insurance laws (collectively, “COBRA”), and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits after the Retirement Date if you so elect. Later, you may be able to convert to an individual policy through the provider of the Company’s health insurance, if you wish. You will be provided with a separate notice of your COBRA rights and obligations within the timing required by law.

(ii) Company-Paid COBRA Premiums. If, following the Retirement Date, you timely and properly elect continued coverage under COBRA, then the Company shall pay the COBRA premiums necessary to continue your health insurance coverage in effect for yourself and your eligible dependents until the earliest of (A) the first twelve (12) months of your COBRA coverage, (B) the expiration of your (or your dependents’) eligibility for continuation coverage under COBRA, and (C) the date when you become eligible for group health insurance coverage in connection with new employment or self-employment (such period from the Retirement Date through the earliest of (A) through (C), the “COBRA Payment Period”). If you become eligible for coverage under another employer’s group health plan or otherwise cease to be eligible for COBRA coverage during the period provided in this section, you must immediately provide written notice to the Company of such event, and the Company’s obligation to pay COBRA premiums on your behalf shall cease.

(iii) Health Service Act Issues. Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that its payment of COBRA premiums on your behalf would result in the Company’s incurring costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then in lieu of paying COBRA premiums on your behalf, the Company will pay you on the last day of each remaining month of the COBRA Payment Period a fully-taxable cash payment equal to the COBRA premium for that month, subject to applicable tax withholding.

(d) Extended Exercise Period. The Company will amend the regular post-termination exercise period applicable to your currently-outstanding stock options granted under the Onyx Pharmaceuticals, Inc. 2005 Equity Incentive Plan, as amended (the “Plan”) so that you may exercise those stock options following your termination of “Continuous Service” (as defined below) until the earliest of (i) December 31, 2012, (ii) the Expiration Date set forth in the applicable stock option agreement, (iii) the effective date of a Change in Control (as defined in the Plan), and (iv) the date you breach your obligations to the Company under this Agreement or your Confidential Information Agreement (as defined below).

4. Consulting Relationship.

(a) Consulting Period. If: (i) you timely enter into this Agreement, you comply fully with your obligations hereunder, and you allow the releases contained herein to become effective, (ii) you resign your membership on any boards of directors of any of the Company’s subsidiary entities effective no later than the Retirement Date, and (iii) on or within twenty-one (21) days after the Retirement Date you sign, date, and return to the Company the

Retirement Date Release (and you do not subsequently revoke it), the Company agrees to retain you, and you agree to make yourself available to perform services, as a consultant to the Company under the terms and conditions provided in this Agreement, effective on the Retirement Date and continuing for six (6) months thereafter unless terminated earlier by either party as provided herein (the “Consulting Period”). The parties may terminate the Consulting Period prior to six (6) months upon written notice to the other party only if the other party materially breaches this Agreement (including but not limited to Section 11 (Nondisparagement)), or if you materially breach the Confidential Information Agreement (as defined in Section 8).

(b) Consulting Services. During the Consulting Period, you shall make yourself available to provide consulting services (the “Services”) in your areas of expertise, as may be requested by the Company from time to time during the Consulting Period. Your work will be directed by the Company’s President and Chief Executive Officer (the “CEO”). There is no guaranteed minimum amount of Services that you will be asked to provide, and the amount of Services may vary over time. Notwithstanding the foregoing, the maximum amount of anticipated Services will be thirty-four (34) hours per month during the Consulting Period; that is, we expect that your Retirement Date will be a Separation from Service. You shall exercise the highest degree of professionalism and utilize your expertise and creative talents in performing the Services. During the Consulting Period, you shall be free to pursue other employment or consulting engagements with third parties, provided your other engagements do not unreasonably interfere with your performance of your Services to the Company and are not employed by or otherwise involved with entities or individuals that compete, or are preparing to compete, with the Company. The Company shall not require you to perform the Services in a manner that would unreasonably interfere with your performance of your other professional duties; any such potential conflicts should be discussed with the CEO.

(c) Consulting Compensation. In consideration for the Services provided and your continued availability, you will receive the following as your sole compensation for the Services:

(i) Consulting Fees. During the Consulting Period, the Company will pay you consulting fees at an hourly rate of $500 (prorated for any partial hours of Services) for the consulting Services you actually provide (the “Consulting Fees”). For each month in which you provide Services, you will submit an invoice to the Company which lists the dates and amount of Services you provided, along with a summary description of the Services. The Company will pay your undisputed Consulting Fees (and any reimbursable expenses, discussed in Section 4(g) below, which also must be listed on the monthly invoice for the month in which the expenses were incurred), within thirty (30) days of receipt of your invoices.

(ii) Equity. You and the Company agree that your conversion from an employee to an independent contractor of the Company, as contemplated by this Agreement, will not result in a termination of your “Continuous Service” for purposes of the Plan and your outstanding compensatory equity awards (the “Awards”). Accordingly, to the extent consistent with the Plan and your stock award agreement(s), vesting of your Awards will continue (subject to your Continuous Service) during the Consulting Period for up to a maximum period of six (6) months after the Retirement Date. In addition, if, during the Consulting Period, the Company undergoes a “Change in Control” (as defined in Section 1.4(b) of the Change in Control

Agreement), then, effective as of the consummation date of the Change in Control, vesting of the Awards will accelerate such that the Awards will become vested as if the Consulting Period had continued for the full six (6) months from the Retirement Date, and no further vesting of the Awards will occur regardless of whether the Consulting Period continues thereafter.

(d) Protection of Information. You agree that, during the Consulting Period and thereafter, you will not, except for the purposes of performing your Services, use or disclose any confidential or proprietary information or materials of the Company that you obtain or develop in the course of performing the Services. Any and all work product you create in the course of performing the Services will be the sole and exclusive property of the Company. You hereby assign to the Company all right, title, and interest in all inventions, techniques, processes, materials, and other intellectual property and work product developed in the course of performing the Services.

(e) Authority During Consulting Period. After the Retirement Date, you will have no authority to bind the Company to any contractual obligations, whether written, oral or implied, and you shall not represent or purport to represent the Company in any manner whatsoever to any third party unless authorized to do so in writing by the Company.

(f) Independent Contractor Status. You acknowledge and agree that during the Consulting Period you will be an independent contractor of the Company and not an employee, and you will not be entitled to any of the benefits that the Company may make available to its employees, such as group insurance, workers’ compensation insurance coverage, profit sharing or retirement benefits, other than your rights to continued group health insurance coverage under COBRA or as otherwise provided by law. Because you will perform the Services as an independent contractor, the Company will not withhold from the Consulting Fees any amount for taxes, social security or other payroll deductions, and the Consulting Fees shall be reported on an Internal Revenue Service Form 1099. You acknowledge and agree to accept exclusive liability for complying with all applicable local, state and federal laws governing self-employed individuals, including obligations such as payment of taxes, Social Security, disability and other contributions related to the Consulting Fees. In the event that any federal, state or local taxing authority determines that you are an employee rather than an independent contractor, you agree to indemnify the Company for and against any taxes, withholdings, interest and penalties (with the exception of employer’s share of Social Security, if any), arising from the Company’s payment of the Consulting Fees.

(g) Expenses. The Company will reimburse you, pursuant to its regular business practice, for reasonable, documented business expenses incurred in performing the Services (if any) provided that these expenses have been pre-approved in writing by the CEO.

(h) Tax Consequences. It is important to understand that the amendments contemplated by this Agreement to your currently-outstanding stock options may result in such options losing incentive stock option status (and converting to nonstatutory options). The Company is not providing any tax advice or guidance to you, and you are strongly encouraged to seek advice concerning the tax aspects of this Agreement (including with respect to your Awards) from your personal tax advisors. Except as amended hereby, your rights to the Awards are governed in full by your stock award agreements and the Plan.

5. Other Compensation Or Benefits. You acknowledge that, except as expressly provided in this Agreement, you have not earned, are not owed, and will not receive from the Company any additional compensation, severance, equity vesting or equity awards, or benefits on or after the Retirement Date, with the exception of any vested benefits you may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account). By way of example but not limitation, you acknowledge that you have not earned, are not owed, and will not be provided, any bonus, incentive compensation, commissions, or equity, unless expressly provided herein.

6. Employment-Related Expense Reimbursements. You agree that, within thirty (30) days after the Retirement Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Retirement Date, if any, for which you seek reimbursement. The Company will reimburse you for your legitimate and fully documented expenses pursuant to its regular business practice.

7. Return Of Company Property. Unless the Company otherwise authorizes you to retain any documents or property in connection with your consulting Services (which must be returned upon termination of the Consulting Period or upon the Company’s earlier request, without retention of any reproductions), you agree to return to the Company, no later than January 6, 2012, all Company documents (and all copies thereof), information, and other property of the Company in your possession or control, including, but not limited to, Company files, notes, correspondence, memoranda, notebooks, drawings, records, reports, lists, compilations of data, research and development information, proposals, agreements, drafts, minutes, studies, plans, forecasts, purchase orders, financial and operational information, product and training information, contact lists or directories, sales and marketing information, personnel and compensation information, vendor information, promotional literature and instructions, product specifications and manufacturing information, computer-recorded information, electronic information (including e-mail and correspondence), other tangible property and equipment (including, but not limited to, computer equipment, facsimile machines, and cellular telephones), credit cards, entry cards, identification badges and keys; and any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part). You agree that you will make a diligent search to locate any such documents, property and information within the timing set forth above. In addition, if you have used any personally owned computer, server, e-mail system, mobile phone, portable electronic device (e.g., BlackBerry), (collectively, “Personal Systems”) to receive, store, prepare or transmit any Company confidential or proprietary data, materials or information, then no later than January 6, 2012, you will provide the Company with a computer-useable copy of all such information and then permanently delete and expunge all such Company confidential or proprietary information from such Personal Systems without retaining any copy or reproduction in any form. You agree to provide the Company access to your Personal Systems, as requested, for the purpose of verifying that the required copying and/or deletion is completed. Your timely compliance with this Section 7 is a precondition to the Severance Benefits and the consulting arrangement provided under this Agreement.

8. Proprietary Information Obligations. Both during and after your employment you acknowledge and reaffirm your continuing obligations under your Employee Confidential Information and Inventions Assignment Agreement with the Company that you signed on March

20, 2008 (the “Confidential Information Agreement”), which include but are not limited to your obligations not to use or disclose any confidential or proprietary information of the Company without prior written authorization from a duly authorized representative of the Company, and your obligations not to engage in certain solicitations as provided under Section 4 of the Confidential Information Agreement. A copy of your signed Confidential Information Agreement is attached hereto as Exhibit B.

9. Indemnity Agreement. You are entitled to certain indemnification rights under the terms of your Indemnity Agreement with the Company, which was entered into in connection with your hire (a copy of which is attached as Exhibit C), including indemnification rights relating to your service as a director of the Company’s subsidiary entity, and such rights are not impacted by this Agreement. You will be considered an agent of the Company for purposes of the Indemnity Agreement only during your continued employment with the Company.

10. Disclosure of Consultant Status and Agreement Filing. During the Consulting Period, you and the Company may inform third parties that you are engaged as a consultant to the Company. In addition, the Company anticipates that it will be required to file this Agreement and/or a summary of its terms with the federal Securities Exchange Commission in accordance with the Securities Exchange Act and its regulations and, as a result, this Agreement and its terms will become publicly available.

11. Nondisparagement. You agree not to disparage the Company and its officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputations or personal reputations, and the Company agrees to direct its officers and directors not to disparage you in any manner likely to be harmful to you or your business, business reputation or personal reputation; provided that all parties may respond accurately and fully to any inquiry or request for information in the course of a government investigation or as required by compulsion of law (including as required by a subpoena).

12. No Voluntary Adverse Action; and Cooperation. You agree that you will not voluntarily assist any person in bringing or pursuing any claim or action of any kind against the Company or its parent, subsidiary, or affiliate entities, or their officers, directors, members, employees or agents, except in the course of a government investigation or as required by compulsion of law (including as required by a subpoena). In addition, you agree to cooperate fully with the Company in connection with its actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third parties (e.g., demands to produce documents or testimony pursuant to subpoena), or other matters arising from events, acts, or failures to act that occurred during the period of your employment by the Company. Such cooperation includes, without limitation, making yourself available to the Company upon reasonable notice, without subpoena, to provide truthful and accurate information in witness interviews with the Company or its counsel, and in deposition and trial testimony. The Company will reimburse you for reasonable out-of-pocket expenses you may incur in connection with any such cooperation (excluding forgone wages, salary, or other compensation) and will make reasonable efforts to accommodate your scheduling needs. In addition, you agree to execute all documents (if any) necessary to carry out the terms of this Agreement.

13. No Admissions. Nothing contained in this Agreement shall be construed as an admission by you or the Company of any liability, obligation, wrongdoing or violation of law.

14. Release of Claims.

(a) General Release. In exchange for the consideration provided to you under this Agreement to which you would not otherwise be entitled, including but not limited to the Transition Employment Period arrangement, you hereby generally and completely release the Company, its parent and subsidiary entities, and its and their current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns (collectively, the “Released Parties”) of and from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date you sign this Agreement (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (i) all claims arising out of or in any way related to your employment with the Company, or the termination of that employment; (ii) all claims related to your compensation or benefits from the Company (other than claims for current payroll and accrued and unused vacation); (iii) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (v) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (the “ADEA”), the federal Family and Medical Leave Act (as amended), the California Family Rights Act, the California Labor Code (as amended), and the California Fair Employment and Housing Act (as amended).

(b) Excluded Claims. Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (i) any rights or claims for indemnification you have pursuant to the Indemnity Agreement, the charter, bylaws, or operating agreements of the Company, or under applicable law; (ii) any rights or claims which are not waivable as a matter of law; and (iii) any claims for breach of this Agreement. In addition, nothing in this Agreement prevents you from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, the California Department of Fair Employment and Housing, or any other government agency, except that you acknowledge and agree that you are hereby waiving your right to any monetary benefits in connection with any such claim, charge or proceeding. You hereby represent and warrant that, other than the Excluded Claims, you are not aware of any claims you have or might have against any of the Released Parties that are not included in the Released Claims.

(c) ADEA Waiver. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you have under the ADEA, and that the consideration given for the waiver and release you have given in this Agreement is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised, as required by the ADEA, that: (i) your waiver and release does not apply to any rights or claims that arise after the date you sign this Agreement; (ii) you should consult with an attorney prior to signing this Agreement (although you may choose voluntarily not to do so); (iii) you have twenty-one (21) days to consider this Agreement (although you may choose voluntarily to sign it sooner); (iv) you have seven (7) days following the date you sign this Agreement to revoke this Agreement (in a written revocation sent to me); and (v) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after you sign this Agreement provided that you do not revoke it (the “Effective Date”).

(d) Section 1542 Waiver. In giving the releases set forth in this Agreement, which include claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” You hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims granted in this Agreement.

15. Dispute Resolution. To aid in the rapid and economical resolution of any disputes which may arise under this Agreement, you and the Company agree that any and all claims, disputes or controversies of any nature whatsoever arising from or regarding the interpretation, performance, negotiation, execution, enforcement or breach of this Agreement, your employment or your consulting relationship, or the termination of your employment or consulting relationship, including but not limited to statutory claims (collectively, “Claims”), shall be resolved to the fullest extent permitted by law, by final, binding, and (to the extent permitted by law) confidential arbitration conducted by JAMS, Inc. (“JAMS”) before a single arbitrator in San Francisco, California in accordance with the applicable JAMS rules then in effect (provided that, if such rules conflict with this paragraph in any manner, the terms of this paragraph shall control). Claims subject to this arbitration provision shall (a) include, but not be limited to, Claims pursuant to any federal, state or local law or statute, including (without limitation) the Age Discrimination in Employment Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Americans With Disabilities Act of 1990; the federal Fair Labor Standards Act; the California Fair Employment and Housing Act; and Claims in contract, tort, or common law, including (without limitation) Claims for breach of contract or other promise, discrimination, harassment, retaliation, wrongful discharge, fraud, misrepresentation, defamation and/or emotional distress; and (b) exclude Claims that by law are not subject to arbitration. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of all Claims and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision including the arbitrator’s essential findings and conclusions and a statement of the award. The Company shall pay all JAMS fees in excess of the amount of filing and other court-related fees you would have been required to pay if the Claims were asserted in a court of law. You will have the right to be represented by legal counsel at any arbitration proceeding at your own expense. You and the Company acknowledge that, by agreeing to this arbitration procedure, both you and the Company waive the right to resolve any Claims through a trial by jury or judge or by administrative proceeding. Nothing in this Agreement shall prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Any awards or orders in such arbitrations may be entered and enforced as judgments in the federal and state courts of any competent jurisdiction.

16. Miscellaneous. This Agreement, including its exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable. This Agreement shall be deemed to have been entered into, and shall be construed and enforced, in accordance with the laws of the State of California without regard to conflicts of law principles. This Agreement may be executed in counterparts, each of which shall be deemed to be part of one original, and facsimile signature or signatures transmitted via .PDF file shall be equivalent to original signatures.

If this Agreement is acceptable to you, please sign below and return this signed Agreement to me within twenty-one (21) days. If you do not sign this Agreement and return it to the Company within the aforementioned timeframe, the Company’s offer contained herein, including but not limited to the offer of Severance Benefits and consulting arrangement, will expire.

We look forward to continuing to work with you during the period of your employment prior to the Retirement Date and throughout the Consulting Period. We wish you good luck in your future endeavors.

Sincerely,

ONYX PHARMACEUTICALS, INC.

By:	/s/ Suzanne M. Shema
Suzanne M. Shema
Senior Vice President and General Counsel

Exhibit A – Retirement Date Release

Exhibit B – Employee Confidential Information and Inventions Assignment Agreement

Exhibit C – Indemnity Agreement

UNDERSTOOD AND AGREED:

/s/ Laura A. Brege	11/14/2011
Laura A. Brege	Date

EXHIBIT A

RETIREMENT DATE RELEASE

(To be signed and returned on or within 21 days from the Retirement Date.)

In exchange for and as a condition of the Severance Benefits and consulting arrangement to be provided to me under the terms of the Retirement and Consulting Agreement between me and Onyx Pharmaceuticals, Inc. dated November 14, 2011, I am providing the following Retirement Date Release (the “Release”).

(1) General Release. I hereby generally and completely release the Company, its parent and subsidiary entities, and its and their current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns (collectively, the “Released Parties”) of and from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date I sign this Release (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (i) all claims arising out of or in any way related to my employment with the Company, or the termination of that employment; (ii) all claims related to my compensation or benefits from the Company; (iii) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (v) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (the “ADEA”), the federal Family and Medical Leave Act (as amended) (“FMLA”), the California Family Rights Act (“CFRA”), the California Labor Code (as amended), and the California Fair Employment and Housing Act (as amended).

(2) Excluded Claims. Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (i) any rights or claims for indemnification I have pursuant to my Indemnity Agreement with the Company, the charter, bylaws, or operating agreements of the Company, or under applicable law; (ii) any rights or claims which are not waivable as a matter of law; and (iii) any claims for breach of the Agreement arising after the date that I sign this Release. In addition, nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, the California Department of Fair Employment and Housing, or any other government agency, except that I acknowledge and agree that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims.

(3) ADEA Waiver. I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I have under the ADEA, and that the consideration given for the waiver and release I have given in this Release is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised, as required by the ADEA, that: (i) my waiver and release does not apply to any rights or claims that arise after the date I sign this Release; (ii) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (iii) I have twenty-one (21) days to consider this Release (although I may choose voluntarily to sign it sooner); (iv) I have seven (7) days following the date I sign this Release to revoke this Release (in a written revocation sent to the Company’s General Counsel);

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and (v) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after I sign this Release provided that I do not revoke it (the “Effective Date”).

(4) Section 1542 Waiver. In giving the releases set forth herein, which include claims which may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims granted in this Release.

(5) Representations. I hereby represent that I have been paid all compensation owed and for all time worked, I have received all the leave and leave benefits and protections for which I am eligible pursuant to FMLA, CFRA, any applicable state or federal law or Company policy, and I have not suffered any on-the-job injury or illness for which I have not already filed a workers’ compensation claim.

REVIEWED, UNDERSTOOD, AND AGREED:

/s/ Laura A. Brege Laura A. Brege

11/14/11
Date

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EXHIBIT B

EMPLOYEE CONFIDENTIAL INFORMATION AND INVENTIONS ASSIGNMENT

AGREEMENT

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EMPLOYEE CONFIDENTIAL INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT

In consideration of my employment or continued employment by Onyx Pharmaceuticals, Inc or its subsidiaries or affiliates (the “Company”), and the compensation paid to me now and during my employment with the Company, I agree to the terms of this Agreement as follows:

1.	CONFIDENTIAL INFORMATION PROTECTIONS.

1.1 Nondisclosure; Recognition of Company’s Rights. At all times during and after my employment, I will hold in confidence and will not disclose, use, lecture upon, or publish any of Company’s Confidential Information (defined below), except as may be required in connection with my work for Company, or as expressly authorized in writing by an officer of Company. I will obtain such officer’s written approval before publishing or submitting for publication any material (written, oral, or otherwise) that relates to my work at Company and/or incorporates any Confidential Information. I hereby assign to Company any rights I have or may acquire in any and all Confidential Information and recognize that all Confidential Information shall be the sole and exclusive property of Company and its assigns.

1.2 Confidential Information. The term “Confidential Information” shall mean any and all confidential knowledge, data or information related to Company’s business or its actual or demonstrably anticipated research or development, including without limitation (a) trade secrets, inventions, ideas, processes, computer source and object code, data, formulae, programs, other works of authorship, know-how, improvements, discoveries, developments, designs, techniques, methodologies, techniques, processes, assay systems, procedures, tests, formulations, gene sequences and loci, compounds, micro-organisms or other cell types, proteins, peptides, genetic and other biological material, computer programs, algorithms software, reports, documentation, equipment, and devices; (b) information regarding products, services, plans for research and development, unpublished test results, clinical trials, marketing and business plans, budgets, financial statements, contracts, prices, suppliers, and customers; (c) information regarding the skills and compensation of Company’s employees, contractors, and any other service providers of Company; and (d) the existence of any business discussions, negotiations, or agreements between Company and any third party.

1.3 Third Party Information. I understand that Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During and after the term of my employment, I will hold Third Party Information in strict confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for Company) or use, Third Party Information, except in connection with my work for Company or unless expressly authorized by an officer of Company in writing.

1.4 No Improper Use of Information of Prior Employers and Others. I represent that my employment by Company does not and will not breach any agreement with any former employer, including any noncompete agreement or any agreement to keep in confidence or refrain from using information acquired by me in confidence or trust prior to my employment by Company. I further represent that I have not entered into, and will not enter into, any agreement, either written or oral, in conflict with my obligations under this Agreement. During my employment by Company, I will not improperly use or disclose any confidential information or trade secrets of any former employer or other third party, nor will I bring onto the premises of Company or use any unpublished documents or any property belonging to any former employer or other third party, in violation of any lawful agreements with that former employer or third party. I will use in the performance of my duties only information that is generally known and used by persons with training and experience comparable to my own, is common knowledge in the industry or otherwise legally in the public domain, or is otherwise provided or developed by Company.

2.	INVENTIONS.

2.1 Inventions and Intellectual Property Rights. As used in this Agreement, the term “Invention” means any ideas, concepts, information, materials, processes, methods, data, programs, know-how, improvements, discoveries, developments, designs, artwork, formulae, other patentable or copyrightable works, and techniques and all Intellectual Property Rights in any of the items listed above. The term “Intellectual Property Rights” means all trade secrets, copyrights, trademarks, mask work rights, patents and other intellectual property rights recognized by the laws of any jurisdiction or country.

2.2 Prior Inventions. I have disclosed on Exhibit A a complete list of all Inventions that (a) I have, or I have caused to be, alone or jointly with others, conceived, developed, or reduced to practice prior to the commencement of my employment by Company; (b) in which I have an ownership interest or which I have a license to use; and (c) I wish to have excluded from the scope of this Agreement (collectively referred to as “Prior Inventions”). If no Prior Inventions are listed in Exhibit A, I warrant that there are no Prior Inventions. I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions (defined below) without Company’s prior written consent. If, in the course of my employment with Company, I incorporate a Prior Invention into a Company process, machine or other work, I hereby grant Company a non-exclusive, perpetual, fully-paid and royalty-free, irrevocable and worldwide license, with rights to sublicense through multiple levels of

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sublicensees, to reproduce, make derivative works of, distribute, publicly perform, and publicly display in any form or medium, whether now known or later developed, make, have made, use, sell, import, offer for sale, and exercise any and all present or future rights in, such Prior Invention.

2.3 Assignment of Company Inventions. Inventions assigned to the Company or to a third party as directed by the Company pursuant to the section titled “Government or Third Party” are referred to in this Agreement as “Company Inventions.” Subject to the section titled “Government or Third Party” and except for Inventions that I can prove qualify fully under the provisions of California Labor Code section 2870 and that I have set forth in Exhibit A, I hereby assign and agree to assign in the future (when any such Inventions or Intellectual Property Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to Company all my right, title, and interest in and to any and all Inventions (and all Intellectual Property Rights with respect thereto) made, conceived, reduced to practice, or learned by me, either alone or with others, during the period of my employment by Company.

2.4 Obligation to Keep Company Informed. During the period of my employment and for one (1) year after my employment ends, I will promptly and fully disclose to Company in writing (a) all Inventions authored, conceived, or reduced to practice by me, either alone or with others, including any that might be covered under California Labor Code section 2870, and (b) all patent applications filed by me or in which I am named as an inventor or co-inventor.

2.5 Government or Third Party. I agree that, as directed by the Company, I will assign to a third party, including without limitation the United States, all my right, title, and interest in and to any particular Company Invention.

2.6 Enforcement of Intellectual Property Rights and Assistance. During and after the period of my employment, I will assist Company in every proper way to obtain and enforce United States and foreign Intellectual Property Rights relating to Company Inventions in all countries. If the Company is unable to secure my signature on any document needed in connection with such purposes, I hereby irrevocably designate and appoint Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act on my behalf to execute and file any such documents and to do all other lawfully permitted acts to further such purposes with the same legal force and effect as if executed by me.

2.7 Incorporation of Software Code. I agree that I will not incorporate into any Company software or otherwise deliver to Company any software code licensed under the GNU General Public License or Lesser General Public License or any other license that, by its terms, requires or conditions the use or distribution of such code on the disclosure, licensing, or distribution of any source code owned or licensed by Company.

3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that is required by the Company) of all Inventions made by me during the period of my employment by the Company, which records shall be available to, and remain the sole property of, the Company at all times.

4. ADDITIONAL ACTIVITIES. I agree that (a) during the term of my employment by Company, I will not, without Company’s express written consent, engage in any employment or business activity directly related to or competitive with the business in which the Company is now or becomes involved, or would otherwise conflict with my obligations to the Company. To protect the Company’s Intellectual Property Rights, and because of the position in the Company that I hold, I agree that during my employment with the Company whether full-time or part-time and for a period of one year after my last day of employment with the Company, I will not (a) directly or indirectly, solicit, induce or encourage, or attempt to solicit, induce, or encourage or otherwise cause any employee, consultant or independent contractor of the Company to terminate his or her relationship with the Company in order to become an employee, independent contractor, or consultant to or for any other person or entity (or any such employee, consultant or independent contractor who has terminated their relationship with the Company within the six months prior to the date of the action prohibited hereunder), or (b) directly or indirectly solicit the business of any client or customer of the Company (other than on behalf of the Company) if such solicitation would involve the unauthorized use or disclosure of the Company’s Confidential Information.

5. RETURN OF COMPANY PROPERTY. Upon termination of my employment or upon Company’s request at any other time, I will deliver to Company all of Company’s property, equipment, and documents, together with all copies thereof, and any other material containing or disclosing any Inventions, Third Party Information or Confidential Information and certify in writing that I have fully complied with the foregoing obligation. I agree that I will not copy, delete, or alter any information contained upon my Company computer or Company equipment before I return it to Company. In addition, if I have used any personal computer, server, or e-mail system to receive, store, review, prepare or transmit any Company information, including but not limited to, Confidential Information, I agree to provide the Company with a computer-useable copy of all such Confidential Information and then permanently delete and expunge such Confidential Information from those systems; and I agree to provide the Company access to my system as reasonably requested to verify that the necessary copying and/or deletion is completed. I further agree that any property situated on Company’s premises and owned by Company is subject to inspection by Company’s personnel at any time with or without further notice. Prior to the termination of my employment or promptly after termination of my employment, I will cooperate with Company in attending an exit interview and certify in writing that I have complied with the requirements of this section.

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6. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement, by Company providing a copy of this Agreement or otherwise.

7. GENERAL PROVISIONS.

7.1 Governing Law and Venue. This Agreement and any action related thereto will be governed, controlled, interpreted and defined by and under the laws of the State of California, without giving effect to any conflicts of laws principles that require the application of the law of a different state. I hereby expressly consent to the personal jurisdiction and venue in the state and federal courts for the county in which Company’s principal place of business is located for any lawsuit filed there against me by Company arising from or related to this Agreement.

7.2 Severability. If any provision of this Agreement is, for any reason, held to be invalid or unenforceable, the other provisions of this Agreement will be unimpaired and the invalid or unenforceable provision will be deemed modified so that it is valid and enforceable to the maximum extent permitted by law.

7.3 Survival. This Agreement shall survive the termination of my employment and the assignment of this Agreement by Company to any successor-in-interest or other assignee and be binding upon my heirs and legal representatives.

7.4 Employment. I agree and understand that nothing in this Agreement shall give me any right to continued employment by Company, and it will not interfere in any way with my right or Company’s right to terminate my employment at any time, with or without cause and with or without advance notice.

7.5 Notices. Each party must deliver all notices or other communications required or permitted under this Agreement in writing to the other party at the address listed on the signature page, by courier, by certified or registered mail (postage prepaid and return receipt requested), or by a nationally-recognized express mail service. Notice will be effective upon receipt or refusal of delivery. If delivered by certified or registered mail, notice will be considered to have been given five (5) business days after it was mailed, as evidenced by the postmark. If delivered by courier or express mail service, notice will he considered to have been given on the delivery date reflected by the courier or express mail service receipt. Each party may change its address for receipt of notice by giving notice of such change to the other party.

7.6 Injunctive Relief. I acknowledge that, because my services are personal and unique and because I will have access to the Confidential Information of Company, any breach of this Agreement by me would cause irreparable injury to Company for which monetary damages would not be an adequate remedy and, therefore, will entitle Company to injunctive relief (including specific performance). The rights and remedies provided to each party in this Agreement are cumulative and in addition to any other rights and remedies available to such party at law or in equity.

7.7 Waiver. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.

7.8 Export. I agree not to export, directly or indirectly, any U.S. technical data acquired from Company or any products utilizing such data, to countries outside the United States, because such export could be in violation of the United States export laws or regulations.

7.9 Entire Agreement. The obligations pursuant to sections of this Agreement titled “Confidential Information Protections” and “Inventions” shall apply at any time during which I was previously employed, or am in the future employed by Company or, to the fullest extent permitted by law, to any time during which I was previously engaged, or am in the future engaged, by Company as an independent contractor, if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior communications between us with respect to such matters. No modification of or amendment to this Agreement, or any waiver of any rights under this Agreement, will be effective unless in writing and signed by me and an officer of the Company. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

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This Agreement shall be effective as of the first day of my employment with Company.

EMPLOYEE:		ONYX PHARMACEUTICALS, INC.:

I HAVE READ, UNDERSTAND, AND ACCEPT THIS AGREEMENT AND HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS IT WITH INDEPENDENT LEGAL COUNSEL.		ACCEPTED AND AGREED:

	/s/ Laura A. Brege		/s/ Leonie McConville
	(Signature)		(Signature)
By:	Laura A. Brege	By:
Title:	EVP, COO	Title:	Sr. HR Director
Date:	20 Mar 2008	Date:	3/20/2008
Address:	2100 Powell St.	Address:	Emeryville, CA
Emeryville, CA 94608

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EXHIBIT A

INVENTIONS

1. Prior Inventions Disclosure. The following is a complete list of all Prior Inventions (as provided in Section 2.2 of the attached Employee Confidential Information and Inventions Assignment Agreement, defined herein as the “Agreement”):

☒        None

☐        See immediately below:

☐        Additional sheets attached.

2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below and the proprietary rights and obligations with respect to which I owe to the following party(ies):

	Invention or Improvement	Party(ies)	Relationship

1.

2.

3.

☐        Additional sheets attached.

3. Limited Exclusion Notification.

THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and Company does not require you to assign or offer to assign to Company any Invention that you develop entirely on your own time without using Company’s equipment, supplies, facilities or trade secret information, except for those Inventions that either;

a. Relate at the time of conception or reduction to practice to Company’s business, or actual or demonstrably anticipated research or development; or

b. Result from any work performed by you for Company.

To the extent a provision in the foregoing Agreement purports to require you to assign an Invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

This limited exclusion does not apply to any patent or Invention covered by a contract between Company and the United States or any of its agencies requiring full title to such patent or Invention to be in the United States.

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EXHIBIT C

INDEMNITY AGREEMENT

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INDEMNITY AGREEMENT

THIS AGREEMENT is made and entered into on your hire date by and between ONYX Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), and Laura A. Brege (“Agent”).

WHEREAS, Agent performs a valuable service to the Corporation in her capacity as Executive Vice President and Chief Business Officer of the Corporation;

WHEREAS, the stockholders of the Corporation have adopted bylaws (the “Bylaws”) providing for the indemnification of the directors, officers, employees and other agents of the Corporation, including persons serving at the request of the Corporation in such capacities with other corporations or enterprises, as authorized by the Delaware General Corporation Law, as amended (the “Code”);

WHEREAS, the Bylaws and the Code, by their nonexclusive nature, permit contracts between the Corporation and its agents, officers, employees and other agents with respect to indemnification of such persons; and

WHEREAS, in order to induce Agent to continue to serve as Executive Vice President and Chief Business Officer of the Corporation, the Corporation has determined and agreed to enter into the Agreement with Agent;

NOW, THEREFORE, in consideration of Agent’s continued service as Executive Vice President and Chief Business Officer, the parties hereto agree as follows:

AGREEMENT

1. Services to the Corporation. Agent will serve, at the will of the Corporation as Executive Vice President and Chief Business Officer of the Corporation or as a director, officer or other fiduciary of an affiliate of the Corporation (including any employee benefit plan of the Corporation) faithfully and to the best of her ability so long as she is duly elected and qualified in accordance with the provisions of the Bylaws or other applicable charter documents of the Corporation or such affiliate; provided, however, that Agent may at any time and for any reason resign from such position (subject to any contractual obligation that Agent may have assumed apart from this Agreement) and that the Corporation or any affiliate shall have no obligation under this Agreement to continue Agent in any such position.

2. Indemnity of Agent. The Corporation hereby agrees to hold harmless and indemnify Agent to the fullest extent authorized or permitted by the provisions of the Bylaws and the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Bylaws or the Code permitted prior to adoption of such amendment).

3. Additional Indemnity. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 4 hereof, the Corporation hereby further agrees to hold harmless and indemnify Agent:

(a) against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay because of any claim or claims made against or by her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of the Corporation) to which Agent is, was or at any

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time becomes a party, or is threatened to be made a party, by reason of the fact that Agent is, was or at any time becomes a director, officer, employee or other agent of the Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

(b) otherwise to the fullest extent as may be provided to Agent by the Corporation under the nonexclusivity provisions of the Code and Section 43 of the Bylaws.

4. Limitations on Additional Indemnity. No indemnity pursuant to Section 3 hereof shall be paid by the Corporation:

(a) on account of any claim against Agent for an accounting of profits made from the purchase or sale by Agent of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

(b) on account of Agent’s conduct that was knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

(c) on account of Agent’s conduct that constituted a breach of Agent’s duty of loyalty to the Corporation or resulted in any personal profit or advantage to which Agent was not legally entitled;

(d) for which payment is actually made to Agent under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

(e) if indemnification is not lawful (and, in the respect, both the Corporation and Agent have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or

(f) in connection with any proceeding (or part thereof) initiated by Agent, or any proceeding by Agent against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Code, or (iv) the proceeding is initiated pursuant to Section 9 hereof.

5. Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Agent is a director, officer, employee or other agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Agent shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Agent was serving in the capacity referred to herein.

6. Partial Indemnification. Agent shall be entitled under the Agreement to indemnification by the Corporation for a portion of the expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 3 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Agent for the portion thereof to which Agent is entitled.

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7. Notification and Defense of Claim. Not later than thirty (30) days after receipt by Agent of notice of the commencement of any action, suit or proceeding, Agent will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Agent otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Agent notifies the Corporation of the commencement thereof:

(a) the Corporation will be entitled to participate therein at its own expense;

(b) except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Agent. After notice from the Corporation to Agent of its election to assume the defense thereof, the Corporation will not be liable to Agent under this Agreement for any legal or other expenses subsequently incurred by Agent in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Agent shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Agent unless (i) the employment of counsel by Agent has been authorized by the Corporation, (ii) Agent shall have reasonably concluded that there may be a conflict of interest between the Corporation and Agent in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Agent’s separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Agent shall have made the conclusion provided for in clause (ii) above; and

(c) the Corporation shall not be liable to indemnify Agent under the Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Agent without Agent’s written consent, which may be given or withheld in Agent’s sole discretion.

8. Expenses. The Corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by Agent in connection with such proceeding upon receipt of an undertaking by or on behalf of Agent to repay said amounts if it shall be determined ultimately that Agent is not entitled to be indemnified under the provisions of this Agreement, the Bylaws, the Code or otherwise.

9. Enforcement. Any right to indemnification or advances granted by this Agreement to Agent shall be enforceable by or on behalf of Agent in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. Agent, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting her claim. It shall be a defense to any action for which a claim for indemnification is made under Section 3 hereof (other than an action brought to enforce a claim for expenses pursuant to Section 8 hereof, provided that the required undertaking has been tendered to the Corporation) that Agent is not entitled to indemnification because of the limitations set forth in Section 4 hereof. Neither the failure of the Corporation (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Agent is proper in the circumstances, nor an actual determination by the Corporation

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(including its Board of Directors or its stockholders) that such indemnification is improper shall be a defense to the action or create a presumption that Agent is not entitled to indemnification under this Agreement or otherwise.

10. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Agent, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

11. Nonexclusivity of Rights. The rights conferred on Agent by this Agreement shall not be exclusive of any other right which Agent may have or hereafter acquire under any statute, provision of the Corporation’s Certificate of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in her official capacity and as to action in another capacity while holding office.

12. Survival of Rights.

(a) The rights conferred on Agent by this Agreement shall continue after Agent has ceased to be a director, officer, employee or other agent of the Corporation or to serve at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Agent’s heirs, executors and administrators.

(b) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

13. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Agent to the fullest extent provided by the Bylaws, the Code or any other applicable law.

14. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

15. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

16. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

17. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

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18. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:

(a)	If to Agent, to: Laura A. Brege 340 Cervantes Road Portola Valley, CA 94028

(b)	If to the Corporation, to:

ONYX Pharmaceuticals, Inc. 2100 Powell Street Emeryville, CA 94608

or to such other address as may have been furnished to Agent by the Corporation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

ONYX Pharmaceuticals, Inc.

By:	/s/ Hollings C. Renton
Hollings C. Renton
Chairman, President and Chief Executive Officer

AGENT

By:	/s/ Laura A. Brege
Laura A. Brege

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